UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On July 14, 2011, Artesian Resources Corporation (“we”, “us”, “our” or the “Company”) entered into an underwriting agreement with Robert W. Baird & Co. Incorporated, as representative of the several underwriters identified therein (the “Underwriters”), which provides for the issuance and sale in an underwritten public offering (the “Offering”) by the Company and the purchase by the Underwriters of 804,290 shares (the “Firm Shares”) of our Class A Non-Voting Common Stock, par value $1.00 per share, at $18.65 per share. We have also granted to the Underwriters an option to purchase up to 120,643 additional shares of our common stock (the “Optional Shares” and collectively with the Firm Shares, the “Shares”), to cover over-allotments, if any. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.  A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The sale of the Firm Shares will result in net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $14,106,576. If the Underwriters exercise their option to purchase 120,643 Optional Shares to cover over-allotments, we estimate that our net proceeds from the sale of the Shares in this offering will be approximately $16,260,054, after deducting underwriting discounts and commissions and estimated offering expenses. Although we will retain broad discretion in the application of the net proceeds of the Offering, we currently intend to use the entire net proceeds to fund a paid-in capital contribution in the same amount to our principal subsidiary, Artesian Water Company, Inc. (“Artesian Water”).  Artesian Water intends to use the paid-in capital contribution to repay short-term borrowings (including borrowings incurred under our line of credit with Citizens Bank that is available to all of our subsidiaries) incurred primarily to finance expenses associated with its construction program, including investment in utility plant and equipment, and to fund capital expenditures and other general corporate purposes. In addition, we may utilize proceeds from this shelf issuance to adjust capitalization ratios in our other regulated subsidiaries.

The Offering is expected to close on July 20, 2011, subject to the satisfaction of customary closing conditions, and the Shares are registered under the Securities Act pursuant to a shelf registration statement on Form S-3 (Registration No. 333-174244).

On July 15, 2011, the Company issued a press release announcing the pricing of the Offering.  A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of July 14, 2011
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press release dated July 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: July 15, 2011	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer